Exhibit 99.1

Monopar Therapeutics Inc. Announces Pricing of $19.2 Million Public Offering of Common Stock

WILMETTE, Ill., Oct. 28, 2024 (GLOBE NEWSWIRE) – Monopar Therapeutics Inc. (Nasdaq: MNPR) (“Monopar Therapeutics” or the “Company”), a clinical-stage biotechnology company focused on developing innovative treatments for patients with unmet medical needs, today announced the pricing of its best efforts public offering of shares of its common stock at a public offering price of $16.25 per share, for aggregate gross proceeds of approximately $19.2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The offering is expected to close on October 30, 2024, subject to satisfaction of customary closing conditions.

Janus Henderson Investors, RA Capital Management, L.P. and other notable growth and life science investors participated in the offering.

Rodman & Renshaw LLC is acting as the exclusive placement agent for the offering.

Monopar Therapeutics intends to use the net proceeds from the offering for general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product and working capital.

The securities are being offered and sold pursuant to a "shelf" registration statement on Form S-3 (File No. 333-268935), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 21, 2022, and declared effective on January 4, 2023. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on its website at www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained by contacting Rodman & Renshaw LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by email at info@rodm.com, or by telephone at (212) 540-4414. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Monopar Therapeutics

Monopar Therapeutics is a clinical-stage biotechnology company with late-stage ALXN-1840 for Wilson disease, and radiopharma programs including Phase 1-stage MNPR-101-Zr for imaging advanced cancers, and Phase 1a-stage MNPR-101-Lu and late preclinical-stage MNPR-101-Ac225 for the treatment of advanced cancers. For more information, visit: www.monopartx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning: statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the anticipated use of proceeds therefrom. The forward-looking statements involve risks and uncertainties including, but not limited to: our near term ability to raise sufficient funds in order for us to support continued clinical, regulatory and commercial development of our programs and to make contractual upfront and future milestone payments, as well as our ability to further raise additional funds in the future to support any existing or future product candidate programs through completion of clinical trials, the approval processes and, if applicable, commercialization; uncertainties related to the regulatory discussions we intend to initiate related to ALXN-1840 and the outcome thereof; the rate of market acceptance and competitiveness in terms of pricing, efficacy and safety, of any products for which we receive marketing approval, and our ability to competitively market any such products as compared to larger pharmaceutical firms; and the significant general risks and uncertainties surrounding the research, development, regulatory approval, and commercialization of imaging agents and therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.

Investor Relations

Karthik Radhakrishnan

Chief Financial Officer

karthik@monopartx.com